EXHIBIT 10.35


                             ACE*COMM CORPORATION

                   AMENDED AND RESTATED OMNIBUS STOCK PLAN

     AMENDED AND RESTATED 2000 NON-QUALIFIED STOCK OPTION GRANT AGREEMENT


        This Agreement (this "Agreement") is entered into effective as of October 26, 1999 (the "Grant Date"), by and between ACE*COMM Corporation, a Maryland corporation (the "Company"), and James K. Eckler ("Grantee").

        By executing this Agreement, the Company and the Grantee hereby acknowledge that, except as otherwise expressly provided herein, this Agreement supersedes any and all prior understandings or agreements between the Grantee and the Company, whether written or oral, with respect to the grant of options in the fiscal year ending June 30, 2000.

                                  ARTICLE 1

                               GRANT OF OPTION

        SECTION 1.1 GRANT OF OPTION. Subject to the terms and conditions prescribed in the Agreement and pursuant to the provisions of the Plan, the Company hereby grants to Grantee as of the Grant Date a Non-Qualified Stock Option (the "Option") to purchase all or any part of 35,000 shares of Stock (the "Option Shares") at an exercise price of $3.781 per share (the "Exercise Price").

        SECTION 1.2 TERM OF OPTION. Unless the Option granted pursuant to
Section 1.1 hereof terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Eastern Time on the day following the tenth (10th) anniversary of its Grant Date.

                                  ARTICLE 2

                                   VESTING

        SECTION 2.1 VESTING AND EXERCISABILITY. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, Grantee shall become vested in the Option Shares in accordance with the schedule below; provided, however, that Grantee shall have been in the continuous, full-time employ of the Company from the Grant Date, through the applicable date below. To the extent the Option is vested, it shall be exercisable for such number of Option Shares which have vested, as follows:

                                                       Number of Option
                    Date                 Shares Vested to which Option is Exercisable
                    ----                 --------------------------------------------
               October 23, 2000                        10,000 shares

               October 7, 2001                          5,000 shares


or as to these 15,000 shares, such earlier date, following a "Change of Control" (as defined in the

Employment Agreement among the Company and the Grantee dated October 7, 1999 and amended as of March 31, 2000, (the "Employment Agreement")), as the Grantee's employment has been terminated by the Company other than for "Cause" (in accordance with Section 7.3(b) of the Employment Agreement) or by the Grantee for "Good Reason" (in accordance with Section 7.4(a) of the Employment Agreement).

                                                           Number of
                    Date                                 Option Shares
                    ----                                 -------------


               October 26, 2005                           6,667 shares
               October 26, 2006                           6,667 shares
               October 26, 2007                           6,666 shares



        SECTION 2.2  ACCELERATION OF VESTING. [intentionally deleted]


                                  ARTICLE 3

                              EXERCISE OF OPTION

        SECTION 3.1 EXERCISABILITY OF OPTION. Except as otherwise provided herein, no portion of the Option shall be exercisable by Grantee prior to the time such portion of the Option has vested. Options to purchase Vested Option Shares that have become exercisable shall remain exercisable throughout the term of the Option, except as otherwise set forth in this Agreement, including
Article 4 hereof.

        SECTION 3.2  ACCELERATION OF EXERCISABILITY.  [intentionally omitted]

        SECTION 3.3 MANNER OF EXERCISE. The exercisable portion of an Option may be exercised, in whole or in part, by delivering written notice (an "Exercise Notice") to the Committee in accordance with Section 5.8 hereof in such form as the Committee may require from time to time; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares then exercisable is less than one hundred
(100)). Such Exercise Notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of the shares of Stock as to which the Option is being exercised and any applicable withholding taxes which may be due. Payment of the Exercise Price and any withholding tax obligations shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Exercise Price and any withholding tax obligations to be made, in whole or in part, by such other means as the Committee may prescribe. An Option may be exercised only in multiples of whole shares and no partial shares shall be issued.

        The Committee, subject to such limitations as it may determine, may authorize payment of the Exercise Price and any withholding tax obligations, in whole or in part, by delivery of a properly executed Exercise Notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

        SECTION 3.4 ISSUANCE OF SHARES AND PAYMENT OF CASH UPON EXERCISE. Upon exercise of an Option, in whole or in part, in accordance with the terms of this Agreement, and upon payment of the Exercise Price and any withholding tax obligations for the shares of Stock as to which the Option is exercised, the Company shall issue to Grantee or Grantee's permitted transferee, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable Stock.

                                  ARTICLE 4

                            TERMINATION OF OPTION

        SECTION 4.1 TERMINATION OF EMPLOYMENT OR AFFILIATION FOR REASONS OTHER THAN DEATH. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, such Option shall terminate in its entirety, regardless of whether such Option is exercisable in whole or in part, three
(3) months after the date Grantee is no longer employed full-time by the Company or its affiliates for any reason other than Grantee's death, but not later than the end of the stated term of such Option.

        Notwithstanding the foregoing, the Option shall terminate in its entirety, regardless of whether such Option is exercisable in whole or in part, upon termination of the employment of Grantee by the Company or an affiliate for "Cause", as defined hereinafter. For purposes of this Section 4.1, "Cause" means the termination of Grantee's service with the Company or an affiliate because of (i) a felony conviction of Grantee; (ii) the commission by Grantee of an act of fraud or embezzlement against the Company; (iii) willful misconduct by Grantee which is materially detrimental to the Company;
(iv) Grantee's continued failure to implement reasonable requests or directions from his or her direct supervisor after written notice to Grantee;
(v) Grantee's wrongful dissemination of confidential or proprietary information; (vi) the intentional and habitual neglect by Grantee of his or her duties to the Company; or (vii) Grantee's breach of any contract or agreement with the Company. The good faith determination by the Committee of whether Grantee's employment was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

        SECTION 4.2 UPON GRANTEE'S DEATH. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee's death Grantee's executor, personal representative, the person to whom such Option shall have been transferred by will or the laws of descent and distribution, or other permitted transferee, as the case may be, may exercise an Option with respect to all or any portion of the Vested Option Shares granted pursuant thereto which are exercisable as of the Grantee's date of death, provided such exercise occurs within one (1) year after the date of Grantee's death, but not later than the end of the stated term of such Option.

                                  ARTICLE 5

                                MISCELLANEOUS

        SECTION 5.1 NON-GUARANTEE OF EMPLOYMENT OR OTHER RELATIONSHIP. Nothing in the Plan or the Agreement shall be construed as a contract of employment or for services between the Company (or an affiliate) and Grantee, or as a contractual right of Grantee to continued employment or affiliation with the Company or an affiliate, or as a limitation of the right of the Company or an affiliate to terminate its relationship with Grantee at any time.

        SECTION 5.2 NO RIGHTS OF STOCKHOLDER. Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of an Option until such shares of Stock have been issued to him upon the due exercise of such Option.

        SECTION 5.3 WITHHOLDING OF TAXES. The Company or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Company or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Company may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

        SECTION 5.4 NONTRANSFERABILITY OF OPTION. Except as expressly authorized by the Committee in writing, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of Grantee, the Option may be exercised only by Grantee or, during any period Grantee is under a legal disability, by Grantee's guardian or legal representative.

        SECTION 5.5 AGREEMENT SUBJECT TO CHARTER, BY-LAWS AND GOVERNING LAWS. This Agreement is subject to the Charter and By-Laws of the Company, and any applicable federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Maryland, other than the conflict of laws principles thereof.

        SECTION 5.6 GENDER AND NUMBER. As used herein and as the context requires, any word in the singular shall extend to and include the plural, any word used in the plural shall extend to and include the singular and any word used in any gender shall include the other gender or be neuter.

        SECTION 5.7 HEADINGS. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

        SECTION 5.8 NOTICES. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

        SECTION 5.9 ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

        SECTION 5.10 CONFORMITY WITH PLAN. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern, as interpreted by the Committee in good faith.

        IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.


ATTEST:                                     ACE*COMM CORPORATION



/s/ Loretta Rivers                          By: /s/ George Jimenez
----------------------------                    ------------------------
                                            George Jimenez
                                            Chairman of the Board


WITNESS:                                    GRANTEE



/s/ Loretta Rivers                          /s/ James K. Eckler
----------------------------                ----------------------------
                                            James K. Eckler